CERTIFICATION OF
                      TREASURER AND CHIEF FINANCIAL OFFICER



         Pursuant to 18 U.S.C. Sec.1350, the undersigned, Samir N. Masri, who is the Treasurer and Chief Financial Officer of Lincoln International Corporation (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-QSB for the quarter ended January 31, 2006, (the "Report") fully complies with the requirements of Sec.13(a) or Sec.15(d) as applicable, of the Securities Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                     /s/ Samir N. Masri
                                                     --------------------------
                                                     Name:  Samir N. Masri
                                                    Title:  Treasurer and Chief
                                                            Financial Officer
                                                     Date:  March 09, 2006